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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 3, 1997, except as to the information presented in
Note 11, for which the date is February 12, 1997, on our audits of the financial statements of Voicetek Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                /s/ Coopers & Lybrand L.L.P.

                                    Coopers & Lybrand L.L.P.


Boston, Massachusetts
February 14, 1997